UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 24, 2020
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Class B, $1.00 par value	GTS	New York Stock Exchange (NYSE)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 24, 2020, Triple-S Management Corporation (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders approved certain amendments to the Company’s 2017 Incentive Plan (the “Plan”). The Company announced the adoption of the Plan under Item 5.02 of a Current Report on Form 8-K dated May 2, 2017.

The following is a summary of the material amendments to the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, as amended, included as Exhibit A to the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 12, 2020.

Authorized Shares. The amendment increased the total number of shares reserved for issuance under the Plan by 1,100,000 shares for a total number of 2,800,000, of which 1,882,732 are available for future awards as of December 31, 2019.

Minimum Vesting Requirement. All Awards (as defined in the Plan) are subject to a minimum vesting requirement of no less than 1 year; provided that the Compensation Committee of the Board of Directors may grant awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirement.

Change in Control. With respect to Performance Awards (as defined in the Plan), vesting will be accelerated as of the effective date of the Change in Control, if the Participant’s employment with the acquiror is terminated without cause at any time during the 12-month period following the change of control (double trigger). Such Participant will be paid an amount based on (i) the performance of the Participant as of the effective date of the Change in Control if more than fifty percent (50%) of the applicable performance period has been completed on the effective date of the Change in Control or (ii) an assumed achievement of all relevant performance objectives at target levels if less than fifty percent (50%) of the performance period has been completed on the effective date of the Change in Control.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Triple-S Management Corporation (the “Company”) was held on April 24, 2020 (the “Annual Meeting”). The matters that were voted upon at the Annual Meeting described in the Company’s definitive proxy statement, and the number of votes cast for or against each matter, as well as the number of abstentions and broker non-votes as to each matter, where applicable, is set forth below. Each proposal was approved by the shareholders.

Proposal 1 — Election of directors

The two nominees named in the definitive proxy statement were elected to serve as directors for the terms described in the Company’s definitive proxy statement or until his/her successor is duly elected or qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Cari M. Dominguez	16,336,224	1,389,115	30,280	1,333,691
Roberto Santa María	17,575,799	149,043	30,777	1,333,691

Proposal 2 — Ratification of the selection of the independent registered public accounting firm

The shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
18,755,118	333,440	752	0

Proposal 3 — Advisory vote on the compensation of our named executive officers

The shareholders voted to approve the compensation of the Company’s named executive officers listed in the definitive proxy statement for the Annual Meeting.  The shareholder vote is advisory and non-binding. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
17,602,295	100,098	53,226	1,333,691

Proposal 4- Amendments to the Triple-S Management Corporation 2017 Incentive Plan

The shareholders voted to approve the amendments to the Triple-S Management Corporation 2017 Incentive Plan included in the Company’s definitive proxy statement.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
16,710,157	912,050	133,412	1,333,691

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: April 29, 2020	By:	/s/ Roberto García-Rodríguez

Name: Roberto García-Rodríguez

Title: President and Chief Executive Officer